Contact:   Edward F. Seserko

                                                               President and CEO
                                                               (412) 681-8400

                                                    For Immediate Release
                                                    October 22, 2004


                             EUREKA FINANCIAL CORP.
                   ANNOUNCES DEREGISTRATION FROM SEC REPORTING


Pittsburgh, Pennsylvania - Eureka Financial Corp., (the "Company") announced today that it will file a Form 15 with the Securities and Exchange Commission to deregister its common stock from the reporting requirements of the Securities Exchange Act of 1934. Following such filing, the Company will no longer file periodic reports concerning its financial condition and results of operations with the Securities and Exchange Commission.

The Company's Board of Directors has determined that the costs associated with being a registered SEC reporting company and the additional significant costs of complying with the new requirements of the Sarbanes-Oxley Act of 2002 are not matched by the limited benefits to the Company and its shareholders.

Eureka  Financial  Corp.  is the parent  holding  company for Eureka  Bank.  The
Company's  common  stock  previously  traded  on the  OTC  Bulletin  Board.  The
Company's common stock will continue to trade in the over the counter market under the symbol "EKFC" with quotations available through the Pink Sheets.

Safe Harbor Statement

The foregoing material may contain forward-looking statements. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.